SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): March 29, 2002
                                                  (March 27, 2002)


                              CAPITOL BANCORP LTD.
             (Exact name of Registrant as specified in its charter)


    Michigan                      33-24728C                    38-2761672
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   file number)                 identification
incorporation)                                                 number)


                           One Business & Trade Center
                           200 Washington Square North
                             Lansing, Michigan 48933
                    (address of principal executive offices)


                                 (517) 487-6555
              (registrant's telephone number, including area code)

                                 Not Applicable
          (former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     In November 2001, the boards of directors of Capitol Bancorp Ltd. and Sun Community Bancorp Limited entered into a proposed plan of share exchange. The proposed plan of share exchange was subject to the approval of the shareholders of both Capitol and Sun. Capitol currently owns 50% of Sun's common stock.

     At a special meeting held on March 27, 2002, Sun's shareholders approved the proposed plan of share exchange. At a special meeting held on March 28, 2002, Capitol's shareholders approved the proposed plan of share exchange.

     The share exchange will result in Capitol issuing .734 shares of its previously unissued common stock for each share of Sun's common stock held by shareholders other than Capitol. Capitol estimates it will issue approximately 2.7 million shares of its common stock and 850,000 stock options when the share exchange is completed. After the exchange, Sun will be wholly-owned by Capitol.

     The effective date of the share exchange is March 31, 2002.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.

          Incorporated by reference from Pages 23-47 of Sun's 2001 Financial Report attached hereto as part of Exhibit 99.

(b)  Pro forma financial information.

          Sun is already included in Capitol's consolidated financial statements. Unaudited pro forma consolidated financial information follow, illustrating the share exchange, accounted for under the purchase method of accounting, as if it had occurred effective December 31, 2001 (shown on page 3) and at the beginning of 2001 (shown on page 5). The accompanying notes to the unaudited pro forma consolidated financial statements are an integral part of the unaudited pro forma financial information. The unaudited pro forma results of operations for the year ended December 31, 2001 are not necessarily indicative of results for any future period.

(c)  Exhibits.

          (23) Consent of BDO Seidman, LLP

          (99) 2001 Financial Report of Sun Community Bancorp Limited

Unaudited Pro Forma Condensed Consolidated Balance Sheet
Capitol Bancorp Ltd. and Subsidiaries
December 31, 2001

                                                                       Pro Forma
                                                                      Adjustments
(in $1,000s, except share and per-share data)        Historical        Regarding
                                                       Amounts         Sun Share        Pro Forma
ASSETS                                               as Reported        Exchange         Amounts
                                                    ------------      ------------     ------------
Cash and cash equivalents                           $    163,691                       $    163,691
Loans held for resale                                     62,487                             62,487
Investment securities                                     43,687                             43,687
Portfolio loans                                        1,734,589                          1,734,589
  Less allowance for loan losses                         (23,238)                           (23,238)
                                                    ------------                       ------------
  Net portfolio loans                                  1,711,351                          1,711,351
Premises and equipment, net                               16,441                             16,441
Goodwill, net                                              8,527      $      5,295 A         13,822
Other assets                                              37,822             1,220 A         39,042
                                                    ------------      ------------     ------------

TOTAL ASSETS                                        $  2,044,006      $      6,515     $  2,050,521
                                                    ============      ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits                                          $  1,740,385                       $  1,740,385
  Debt obligations                                        89,911                             89,911
  Other liabilities                                       14,244                             14,244
                                                    ------------                       ------------
    Total liabilities                                  1,844,540                          1,844,540

Trust-preferred securities                                48,621                             48,621

Minority interests in consolidated subsidiaries           70,673        ($36,202)C           34,471

Stockholders' equity:
  Common stock                                            67,692          42,717 D          110,409
  Retained earnings                                       14,173                             14,173
  Other, net                                              (1,693)                            (1,693)
                                                    ------------      ------------     ------------
    Total stockholders' equity                            80,172            42,717          122,889
                                                    ------------      ------------     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $  2,044,006      $      6,515     $  2,050,521
                                                    ============      ============     ============

Number of common shares issued and outstanding         7,829,178         2,719,858       10,549,036
                                                    ============      ============     ============

Book value per Capitol share                        $      10.24                       $      11.65
                                                    ============                       ============

THE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE
  SHEET ARE AN INTEGRAL PART OF THIS PRO FORMA PRESENTATION.

             [The remainder of this page intentionally left blank.]

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET:

(in $1,000s, except share data)

A--Allocation of purchase price associated with share exchange:

     Net estimated proceeds from issuance of common stock and stock options
       resulting from share exchange (see Note D below)                            $ 42,717
     Less estimated book value of underlying net assets                             (36,202)
     Less estimated fair value of indentifiable intangible assets
       (net of income tax effect)                                                    (1,220)
                                                                                   --------
     Resultant goodwill arising from share exchange                                $  5,295
                                                                                   ========

  Based on current estimates, there are no indentifiable intangible assets other than the estimated deposit core intangible. The net book value of all other assets and liabilities of Sun and its subsidiaries approximate estimated fair value.

B--Estimated expenses of the share exchange:

     Financial advisors and other consultants                                      $    318
     Legal counsel                                                                       60
     Independent accountants                                                             30
     Filing fees, printing and other costs                                               50
                                                                                   --------
                                                                                   $    458
                                                                                   ========

C--Elimination of minority interests associated with Sun's shareholders other than Capitol.

D--Estimated net proceeds applicable to share exchange with Sun's shareholders other than Capitol:

     Issuance of 2,719,858 shares of Capitol common stock in share
       exchange                                                                    $ 38,897
     Estimated fair value of approximately 853,000 stock
       options of Capitol to be issued in exchange for stock
       options of Sun as part of share exchange                                       4,278
     Estimated expenses of the share exchange (see Note B above)                       (458)
                                                                                   --------
                                                                                   $ 42,717
                                                                                   ========

             [The remainder of this page intentionally left blank.]

Unaudited Pro Forma Condensed Consolidated Statement of Operations Capitol Bancorp Ltd. and Subsidiaries
Year Ended December 31, 2001

(in $1,000s, except share and per-share data)                  Historical
                                                                 Amounts           Pro Forma        Pro Forma
                                                               as Reported        Adjustments        Amounts
                                                               ------------      ------------      ------------
Interest income                                                $    153,797                        $    153,797
Interest expense                                                     73,292                              73,292
                                                               ------------                        ------------
  Net interest income                                                80,505                              80,505
Provision for loan losses                                             8,167                               8,167
                                                               ------------                        ------------
  Net interest income after provision for loan losses                72,338                              72,338
Noninterest income                                                    9,585                               9,585
                                                                                                   ------------
Noninterest expense                                                  64,136      $        370 A          64,506
                                                               ------------      ------------      ------------
  Income before federal income taxes
    and minority interest                                            17,787              (370)           17,417
Federal income taxes                                                  5,824              (126)            5,698
                                                               ------------      ------------      ------------
  Income before minority interest                                    11,963              (244)           11,719
Minority interest in net income of consolidated
  subsidiaries                                                       (1,245)            1,146 B             (99)
                                                               ------------      ------------      ------------

  NET INCOME                                                   $     10,718      $        902      $     11,620
                                                               ============      ============      ============

  NET INCOME PER SHARE:
    Basic                                                      $       1.38                        $       1.11
                                                               ============                        ============
    Diluted                                                    $       1.35                        $       1.08
                                                               ============                        ============

Average number of common shares outstanding for
  purposes of computing basic net income per share--
  denominator for basic net income per share                      7,783,613         2,719,858 C      10,503,471
Effect of dilutive securities--stock options and warrants           151,061            70,500 D         221,561
                                                               ------------      ------------      ------------
Average number of common shares and dilutive securities
  for purposes of computing diluted net income per share--
  denominator for diluted net income per share                    7,934,674         2,790,358        10,725,032
                                                               ============      ============      ============

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS:

A--Amount represents pro forma amortization of indentifiable intangible assets resulting from share exchange, assuming estimated 5-year life.

B--Amount represents reduction in net earnings attributable to Sun's minority interests due to share exchange between Capitol and Sun.

C--Assumes issuance of 2,719,858 shares of Capitol common stock in share exchange with Sun's shareholders other than Capitol.

D--Estimated pro forma effect of the issuance of approximately 853,000 stock options of Capitol in exchange for stock options of Sun, in conjunction with share exchange.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  CAPITOL BANCORP LTD.
                                        ----------------------------------------
                                                      (Registrant)


                                        /s/ Joseph D. Reid
                                        ----------------------------------------
                                        Joseph D. Reid
                                        Chairman and Chief Executive Officer

DATED: March 29, 2002
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